Exhibit 32
SECTION 1350 CERTIFICATIONS
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Universal Electronics Inc. (the "Company"), hereby certifies that the (i) Company's Form 10-Q for the fiscal quarter ended September 30, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 6, 2025	By:	/s/ Richard K. Carnifax
Richard K. Carnifax
Interim Chief Executive Officer
(principal executive officer)

		By:	/s/ Sui Man Ho
Sui Man Ho
Interim Chief Financial Officer
(principal financial officer and principal accounting officer)
A signed original of this written statement has been provided to Universal Electronics Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.